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                               EXHIBIT NO. 10.4
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                                                                    EXHIBIT 10.4

          AGREEMENT MADE THIS 20th DAY OF NOVEMBER, 1990, by and between

NORTHWEST SAVINGS BANK, PaSA, a Pennsylvania Corporation, hereinafter referred to as "Employer", and JOHN O. HANNA, Warren, Pennsylvania, hereinafter referred to as "Employee".

          WITNESSETH:

          WHEREAS, Employee is President and Chief Executive Officer of Northwest Savings Bank, PaSA, and has developed an intimate and thorough knowledge of Employer's methods and operations; and

          WHEREAS, the retention of Employee's services for and on behalf of Employer is of material importance to the preservation and continued progress of the Employer;

          NOW, THEREFORE, in consideration of the mutual covenants set forth below, the parties agree as follows:

     I.   Term of Employment:
          -------------------

          A. Employer hereby employs the Employee as President and Chief Executive officer as set forth herein and Employee hereby accepts this employment and agrees to render such services to Employer on the terms and conditions set forth in this Agreement.

          B. The initial term of employment under this Agreement shall commence November 20, 1990 and shall terminate November 20, 1995, unless further extended or sooner terminated in accordance with the terms and conditions of this Agreement; said term shall be extended automatically for an additional one year on the first anniversary of this Agreement and each annual anniversary thereafter through November 20, 1993 unless the Board of Directors of Employer or Employee gives contrary written notice to the other in accordance with provisions of this Agreement.

    II.   Duties
          ------

          A. During the term of this Agreement, Employee shall have and exercise such duties, responsibilities, privileges, powers and authority commensurate with the positions of President and Chief Executive Officer and as may be assigned him by the Board of Directors of the Employer. He shall be responsible only to the Board of Directors.

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          B.  Employee has been elected to the Board of Directors and will be retained in that position during the term of his employment.

          C. Employer will continue to furnish Employee with a private office, personal secretary and any other facilities, services and staff that are necessary and adequate for the performance of his duties and suitable to the position of the President and Chief Executive Officer.

          D. Employee will devote his time and best efforts to the business of the Employer and to performing his duties hereunder. Employee shall not, during his employment, be engaged in or concerned with any other activities or pursuits which are competitive with the business of the Employer.

   III.   Compensation
          ------------

          A. As compensation for services rendered hereunder, the Employer shall pay Employee the Annual base salary of not less than Two Hundred Thousand ($200,000.00) Dollars, payable in equal monthly installments on the first day of each and every month or in equal installments on Employer's regularly designated pay dates.

          B. Employee's salary shall be adjusted annually. The adjusted salary shall be not less than the base salary for the "Upper 25%" category under the designation of the Highest Paid Employee" as shown in the current year's U.S. League Compensation Survey for Financial Institutions of comparable assets and size for the year in which the survey is conducted. However, regardless of the salary permitted by the Compensation Survey, the Employee's base salary shall not exceed Two Hundred Fifty Thousand ($250,00,00.00) Dollars for the calendar year of 1991 and Three Hundred Thousand ($300,000.00) Dollars for the calendar year of 1992. All salary adjustments shall be retroactive to January 1st for the year of the survey.

              Said survey shall be the basis for the annual adjustment for as long as the survey is available; in the event the survey is no longer available, a similar survey for Chief Executive Officers of Financial Institutions shall be substituted.

    IV.   Benefits
          --------

          A. Employer agrees to include Employee and his dependents in the hospitalization, surgical and medical benefit plan adopted by Employer.

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          B.   In lieu of the Employer's policy for providing employees with life insurance, the Employer agrees to include Employee under the Employee's Group Term Life Insurance Policy in the amount of One Million ($1,000,000) Dollars plus one year's annual salary. Life insurance coverage shall be maintained after Employee's retirement in the amount of Two Hundred Thousand ($200,000.00) Dollars; Employee may, at his own discretion and expense, increase this coverage through the Employer's carrier up to an additional One Hundred Thousand ($100,000.00) Dollars.

          C. Employer agrees to include Employee in the Employee Pension Plan. In the event of termination under Paragraph VII.J., payments made to the Employee and the term of said payments shall be eligible for use in the calculation of pension benefits earned.

          D. Employee shall be entitled to participate in any Employee bonus plan in proportion to his compensation and position.

          E. Employee shall be provided at all times with a luxury class automobile that is not more than three (3) years old. Employee may, at any time and at his option, purchase said vehicle for the Employer's book value. In the event of termination or retirement, for a period of one year thereafter, Employee may purchase said vehicle for the Employer's book value as of the date of purchase.

          F. Employer shall on behalf of the Employee pay all membership dues and assessments to the Conewango Valley County Club and the Conewango Club, both in Warren, Pennsylvania, and the Kahkwa Club, Erie, Pennsylvania, or similar facilities in the community of his residence.

          G. Nothing in this Agreement shall be construed to limit or impair Employee's right to participate in any and all employee benefit plans of the Employer of every nature and Employee shall participate in all such plans in proportion to his compensation and position.

          H. Nothing paid to Employee under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the salary payable to Employee under Section III.

     V.   Reimbursement of Expenses
          -------------------------
          Employee may incur reasonable expenses for promoting the Employer's business including, but not by way of limitation, expenses for entertainment, travel, conferences and seminars, and similar items. Employer will reimburse Employee or otherwise provide for or pay for all reasonable expenses incurred by Employee. Employee shall be entitled to $200.00 per month for reasonable miscellaneous expenses incurred by him without presentation of an itemized accounting;

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     the presentation of an itemized accounting will be required only if the items exceed $200.00 in any single month.

VI.  Death/Disability
     ----------------

     A. If Employee dies during the term of his employment, Employer will pay to Employee's window the amount of Employee's compensation, including all bonus payments to which he would be entitled, for a period of one
          (1) year from Employee's date of death, to be paid in equal monthly installments. If Employee's spouse does not survive him, said payments shall be made to his estate. Hospitalization, surgical and medical plans and Club memberships shall continue for Employee's widow during her lifetime. Employee's widow may also exercise the automobile purchase option outlined in Paragraph IV.E.

     B. If Employee becomes disabled during the employment term, the Employer agrees to continue Employee's salary in accordance with Paragraph III herein during such period of disability; however, should such period exceed one year, Employee's disability payments shall be reduced to no less than two-thirds (2/3's) of Employee's then annual salary until date of normal retirement at Age 65. At Age 65, the Employee will be entitled to the same retirement benefits that would have been available had no disability occurred. If Employee dies during a period of disability, Employee's spouse or estate shall be entitled to the same benefits as if the Employee died during the employment term and without disability.

VII. Termination
     -----------

     A. Employer shall have the right, at any time upon prior written Notice of Termination satisfying the requirements of Paragraph VII. Section I, to terminate Employee's employment for just cause. For the purpose of this Agreement, "termination for just cause" shall mean termination for personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, willful violation of any law or regulation (excepting traffic violations and other similar offenses), willful violation of a final cease-and-desist order, or material breach or any provision of this Agreement as determined by a court of competent jurisdiction. For purposes of this paragraph, no act, or failure to act, on the Employee's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of
          Employer: provided that any act or omission

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               to act on the Employee's behalf in reliance upon an opinion of counsel to Employer or counsel to the Employee shall not be deemed to be willful.

          B. In the event employment is terminated for just cause pursuant to Section A. Employee shall have no right to compensation or other benefits for any period after the date of termination. If Employee is terminated by Employer other than for just cause, Employee's right to compensation and other benefits under this Agreement shall be as set forth in Section J and Section L.

          C. If Employee is suspended from office and/or temporarily prohibited from participating in the conduct of Employer's affairs pursuant to notice served under Section 8(a)(3) or (g)(1) of the Federal Deposit Insurance Act, Employer's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, Employer shall (i) pay Employee all the compensation withheld while contract obligations were suspended and (ii) reinstate any of its obligations which were suspended.

          D. If Employee is removed from office and/or permanently prohibited from participating in the conduct of Employer's affairs by an order issued under Section 8(a)(4) or (g)(1) of the Federal Deposit Insurance Act, all obligations of Employer under this Agreement shall terminate, as of the effective date of the order, but vested rights and rights of the Employee to compensation earned as of the date of termination shall not be affected.

          E. All obligations under this Agreement may be terminated: (i) by Employer at the time the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of the Employer under the authority contained in Section 13(c) of the Federal Deposit Insurance Act, and (ii) by the Director of the Office of Thrift Supervision at the time the Director of the Office of Thrift Supervision approves a supervisory merger to resolve problems related to operations of Employer or when the Employer is determined by the Director of the Office of Thrift Supervision to be in an unsafe or unsound condition, but rights of the Employee to compensation earned as of the date of termination shall not be affected.

          F. If Employer is in default (as defined in Section 3(x)(1) of the Federal Deposit Insurance Act), all obligations under this Agreement shall terminate as of the date of default, but vested rights and rights of the Employee to compensation earned as of the date of termination shall not be effected.

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          G.   In the event that Employee is terminated in a manner which violates the provisions of Section A, Employee shall be entitled to reimbursement for all reasonable costs, including attorney's fees in challenging such termination. Such reimbursement shall be in addition to all rights to which Employee is otherwise entitled under this Agreement.

          H. On completion of thirty (30) years' service and having reached the age of sixty (60) and less than age sixty-five (65), the Employee may terminate his employment upon twelve (12) months' written notice to Employer. In such event, Employee shall continue to receive his present salary as provided in Paragraph III for a period of two years from the date termination is effective. The termination shall be considered early retirement and all benefits contained in Paragraph IV, with the exception of bonus provisions, shall continue. The Employee shall not accept employment for a period of one year; thereafter, for a period of four (4) years, he shall not become an employee of a firm or entity involved in activities of the Employer within a one hundred mile radius of Warren, Pennsylvania. Should employment commence after one year from the date termination is effective, the monthly salary provided for in this Paragraph VII-H shall be decreased from the date of employment by any sum earned in the new employment for the remainder of the two-year term.

          I. Any termination of Employee's employment by Employer or by Employee shall be consummated by written Notice of Termination to the other party. For purposes of this Agreement, a "Notice of Termination" shall mean a dated notice which (i) indicates the specific termination provision in the Agreement relied upon; (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment under the provision so indicated; (iii) specifies a date of termination (which shall not be less than twelve (12) months or 365 days) after such Notice of Termination is given, except in the case of termination by Employer of Employee's employment for just cause pursuant to Section A, in which case the Notice of Termination may specify a date of termination as of the date such Notice of Termination is given); and (iv) be given in writing sent by U.S. first-class certified or registered mail, postage prepaid.

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          J.   Employer may terminate employment of Employee without cause upon twelve (12) months' written notice to Employee. In such event, Employee shall receive:

               (1) One hundred (100%) percent of Employee's then annual compensation as computed in accordance with Paragraph III for the two-year period following the date termination is effective; sixty (60%) percent of said compensation for the subsequent year; and forty (40%) percent of said compensation for the next succeeding one-year period.

               (2) Termination shall be considered early retirement and all benefits contained in Paragraph IV, with the exception of bonus provisions, shall continue.

          K. In the event of a reorganization, merger or consolidation, as described in Paragraph VIII herein, Employee may terminate his employment upon twelve months' written notice to Employer. In such event, Employee shall receive a lump-sum payment equal to three times the Employee's then annual compensation as computed in Paragraph III; said payment shall be made on the date termination is effective. If the severance payments would be subject to excise tax imposed by Section 4999 of the Internal Revenue Code, then the severence payments will be reduced to the extent necessary to ensure that no portion of the payments are subject to excise tax under Section 4999. The termination shall be considered as early retirement and all benefits contained in Paragraph IV, with the exception of the bonus provision, shall continue.

          L. Severance pay based on length of service of Employee to Employer and its predecessors, computed at the rate of one-half month's base pay for every one year of service based upon Employee's than annual compensation as computed in Paragraph III, will be paid on the date termination under Paragraph VII.H. or VII.J. is effective.

VIII.     Reorganization - Merger
          -----------------------

          If the Employer shall at any time be reorganized, merged or consolidated into or with any other corporation or entity or if substantially all of the assets of the Employer are transferred to another corporation or entity, the provisions of this Agreement shall survive any such transaction and shall be binding upon and inure to the benefit of the Corporation resulting from such merger or consolidation or the Corporation to which such assets will be transferred.

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          IX.  Leased Property
               ---------------

               In the event employment is terminated by either party, Employer shall purchase from Employee the building and lot presently leased by Employer, located at Liberty and Clark Streets, Warren, Pennsylvania, and the purchase price shall be determined in accordance with the formula contained in said lease for purchase and shall be paid in full within one year of the Notice of Termination.

          X.   General Provisions
               ------------------

               A. If either party waives a breach of this Agreement by the other party, that waiver will not operate or be construed as a waiver of later similar breaches.

               B. Employer's rights and obligations under this Agreement will inure to the benefit of and be binding upon Employer's successors and assigns.

               C. Employee's rights under this Agreement shall inure to the benefit of Employee's heirs and assigns.

               D. This Agreement may be modified in writing only and by mutual consent of the parties.

                                        NORTHWEST MUTUAL SAVINGS ASSOCIATION
                                        d/b/a NORTHWEST SAVINGS BANK, PaSA

                                   By:  _____________________________________

                                   By:  _____________________________________

                                   By:  _____________________________________

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                                  AMENDMENTS

Pursuant to resolutions of the Board of Directors on December 18, 1996, the first sentence of section VII, Paragraph H is changed to read: "On completion of thirty (30) years of service and having reached the age of sixty (60) and before November 30, 1997, the employee may terminate his employment upon twelve (12) months written notice to employer." The remaining text of Paragraph is unchanged and in effect.